DeGolyer And MacNaughton
                                One Energy Square
                               Dallas, Texas 75206














                                  LETTER REPORT
                                      as of
                                OCTOBER 31, 1997
                                       on
                              RESERVES and REVENUE
                                       of
                               CERTAIN PROPERTIES
                                  owned by the
                         TEL OFFSHORE TRUST PARTNERSHIP

                                    SEC CASE

                            DeGolyer And MacNaughton
                                One Energy Square
                               Dallas, Texas 75206



                                January 30, 1998




Chevron USA Inc.
Chevron Place
935 Gravier Street
New Orleans, Louisiana 70012


Gentlemen:

         Pursuant to your request, we have prepared estimates, as of October 31, 1997, of the extent and value of the proved crude oil, condensate, and natural gas reserves of a net profits interest owned by TEL Offshore Trust Partnership (the Trust Partnership). This net profits interest (the Trust Partnership Interest) is in certain offshore leases owned by Chevron USA Inc. (Chevron), as successor in title to Tenneco Oil Company (Tenneco), by Pennzoil Petroleum Company (Pennzoil), as successor in title to Chevron, and by Texaco Exploration and Production, Inc. (Texaco), as successor in title to Chevron. The interest appraised consists of a 25-percent net profits interest in 17 leases (the Subject Properties), which are located in the Gulf of Mexico offshore from Louisiana. Before acquisition by Chevron, the Subject Properties had been transferred to Tenneco upon the dissolution of Tenneco Exploration Ltd. (Exploration I), a limited partnership formerly comprised of Tenneco and Tenneco West Inc. Exploration I conveyed the net profits interest to the Trust Partnership, which is 99.99-percent owned by TEL Offshore Trust, by the Conveyance of Overriding Royalty Interests effective January 1, 1983. The Subject Properties were acquired by Chevron on November 18, 1988. Certain of the Subject Properties were subsequently acquired by Pennzoil effective July 1, 1992, and certain others were acquired by Texaco effective December 1, 1994. One of the Pennzoil Subject Properties was subsequently acquired by SONAT Exploration Company (SONAT) and certain other Pennzoil Subject Properties were acquired by Amoco Production Company (Amoco), both effective October 1, 1995.

         During this investigation, we consulted freely with the officers and employees of Chevron and were given access to such accounts, records, geological and engineering reports, and other data as were desired for examination. In the preparation of this report we have relied, without independent verification, upon information furnished by Chevron with respect to property interests owned by the Trust Partnership, production from such properties, current costs of operation and development, current prices for production, agreements relating to current and future operations and sale of production, and various other information and data that were accepted as represented. It was not considered necessary to make a field examination of the physical condition and operation of the Subject Properties.

         Our reserves estimates are based on a detailed study of the Subject Properties and were prepared by the use of standard geological and engineering methods generally accepted by the petroleum industry. The method or combination of methods used in the analysis of each reservoir was tempered by experience with similar reservoirs, consideration of the stage of development of the reservoir, and the quality and completeness of basic data.

         Reserves estimated herein are expressed as gross and net reserves. Gross reserves are defined as the total estimated petroleum to be produced from the Subject Properties after October 31, 1997. Combined net reserves are defined as those reserves remaining after deducting royalties from gross reserves. Net reserves are defined as that portion of the combined net reserves attributable to the interests owned by the Trust Partnership Interest after deducting interests owned by others. Gas volumes are expressed as sales gas reserves at a temperature of 60 degrees Fahrenheit and at a legal pressure bases of 14.73 pounds per square inch absolute. Sales gas is defined as the total gas to be produced from the reservoirs, measured at the point of delivery, after reduction for fuel usage, flare, and shrinkage resulting from field separations and processing. Condensate reserves estimated herein are those to be obtained by normal separator recovery.

         Petroleum reserves included in this report are classified as proved and are judged to be economically producible in future years from known reservoirs under existing economic and operating conditions and assuming continuation of current regulatory practices using conventional production methods and equipment. In the analyses of production-decline curves, reserves were estimated only to the limit of economic rates of production under existing economic and operating conditions using prices and costs as of the date the estimate is made, including consideration of changes in existing prices provided only by contractual arrangements but not including escalations based upon future conditions. The petroleum reserves are classified as follows:

         Proved - Reserves that have been proved to a high degree of certainty by analysis of the producing history of a reservoir and/or by volumetric analysis of adequate geological and engineering data.
         Commercial productivity has been established by actual production, successful testing, or in certain cases by favorable core analyses and electrical-log interpretation when the producing characteristics of the formation are known from nearby fields. Volumetrically, the structure, areal extent, volume, and characteristics of the reservoir are well defined by a reasonable interpretation of adequate subsurface well control and by known continuity of hydrocarbon-saturated material above known fluid contacts, if any, or above the lowest known structural occurrence of hydrocarbons.

                  Developed - Reserves that are recoverable from existing wells with current operating methods and expenses.


                  Developed  reserves  include both  producing and  nonproducing reserves. Estimates of producing reserves assume recovery by existing wells producing from present completion intervals with normal operating methods and expenses. Developed nonproducing reserves are in reservoirs behind the casing or at minor depths below the producing zone and are considered proved by production from other wells in the field, by successful drill-stem tests, or by core analyses from the particular zones. Nonproducing reserves require only moderate expense to be brought into production.

                  Undeveloped - Reserves that are recoverable from additional wells yet to be drilled.

                  Undeveloped reserves are those considered proved for production by reasonable geological interpretation of adequate subsurface control in reservoirs that are producing or proved by other wells but are not recoverable from existing wells. This classification of reserves requires drilling of additional wells, major deepening of existing wells, or installation of enhanced recovery or other facilities.

         Reserves recoverable by enhanced recovery methods, such as injection of external fluids to provide energy not inherent in the reservoirs, may be classified as proved developed or proved undeveloped reserves depending upon the extent to which such enhanced recovery methods are in operation. These reserves are considered to be proved only in cases where a successful fluid-injection program is in operation, a pilot program indicates successful fluid injection, or information is available concerning the successful application of such methods in the same reservoir and it is reasonably certain that the program will be implemented.

         The properties evaluated consist of 17 leases located offshore from Louisiana. These 17 leases include 13 productive properties (including 2 leases covering separate portions of the south half of Ship Shoal Block 183) and 4 leases to which no reserves have been assigned. Pennzoil owns an interest in one of the productive properties and in one of the leases to which no reserves have been assigned. Texaco owns an interest in three of the productive properties. SONAT and Amoco own an interest in one property each, but only the SONAT property is productive.

         The reserves volumes and revenue values shown in this report were estimated from projections of reserves and revenue attributable to the combined interests, which consist of the Trust Partnership Interest and the interests retained in the Subject Properties by Chevron, Pennzoil, Texaco, SONAT, or Amoco. Net reserves attributable to the Trust Partnership Interests were estimated by allocating to the Trust Partnership a portion of the estimated combined net reserves of the Subject Properties based on future revenue. The formula used to estimate the net reserves attributable to the Trust Partnership Interest is as follows:


Trust Partership Interest net reserves equals(Trust Partnership Interest future net revenue divided by combined future gross revenues) times Combined net reserves

This formula was applied separately to the Pennzoil, Texaco, SONAT, and Amoco groups of properties and then to the Chevron (remaining properties) group; the results were then added together to obtain the total reserves and revenue for the Trust Partnership Interest. Because the net reserves volumes attributable to the Trust Partnership Interest are estimated using an allocation of reserves based on estimates of future revenue, a change in prices or costs will result in changes in the estimated net reserves. Therefore, the estimated net reserves attributable to the Trust Partnership Interest will vary if different future price and cost assumptions are used. Trust Partnership Interest net revenue and net reserves estimates included in this report have been estimated from reserves and revenue attributable to the combined interests using procedures and calculation methods as specified by Chevron and represented by Chevron to be in accordance with the Conveyance of Overriding Royalty Interests.

         Units have been formed for several common reservoirs that underlie the Subject Properties and adjacent leases. In those cases, the estimated gross reserves of the entire reservoir are shown and the resulting combined Trust Partnership and Chevron, Pennzoil, Texaco, SONAT, or Amoco interests in the reservoir unit are used to calculate combined interests net reserves.

         In the Eugene Island Block 339 field, gas from certain properties has been produced and sold, but one owner has not taken its full share of the produced gas. In this case, there is in effect a gas-balancing agreement whereby gas not taken is credited to the account of the owner not currently selling its share of the produced gas. That gas is to be recovered by increasing this party's share of the monthly gas production in the future. The net reserves and revenue shown herein are the future reserves and revenue attributable to the Trust Partnership Interest, including adjustments for the existing balancing agreement in the Eugene Island Block 339 field.

         Data available from wells drilled on the appraised properties through October 1997 were used in estimating gross ultimate recovery. Gross production estimated through October 31, 1997, was deducted from the gross ultimate recovery to arrive at estimates of gross reserves. In most fields, this required that the production rates be estimated for 4 months, since production data for certain properties were available only through June 1997.

         Net proved reserves attributable to the Trust Partnership Interest, as of October 31, 1997, are estimated as follows:


                                                                Oil and          Natural
                                                              Condensate           Gas
                                                                 (bbl)            (Mcf)
                                                                 -----            -----

Proved Developed and Undeveloped Reserves
      Reserves as of October 31, 1996                            918,021       4,893,525
      Revisions of Previous Estimates                            146,239          63,599
      Improved Recovery                                                0               0
      Purchases of Minerals In Place                                   0               0
      Extensions, Discoveries, and Other Additions                11,887         221,520
      Production                                                (374,154)     (1,782,704)
      Sales of Minerals in Place                                       0               0
      Reserves as of October 31, 1997                            701,993       3,395,940

Proved Developed Reserves
      Reserves as of October 31, 1996                            917,883       4,885,185
      Reserves as of October 31, 1997                            695,022       3,169,790

         Revenue values in this report are expressed in terms of estimated combined future net revenue, future net revenue attributable to the Trust Partnership Interest, and present worth of these future net revenues. Future gross revenue is that revenue which will accrue from the production and sale of the estimated combined net reserves. Combined future net revenue values were calculated by deducting operating expenses and capital costs from the future gross revenue of the combined interest. These monthly values for the aggregate of the combined interest in the Subject Properties were reduced by a trust overhead charge furnished by Chevron. Capital and abandonment costs for longer-life properties were accrued at the end of each quarter in amounts specified by Chevron beginning in January 1998. The future accrual or escrow amounts for each of the five groups of properties were deducted from the combined future net revenue at the end of each quarter, as specified by Chevron. Interest on the balance of the accrued capital and abandonment costs at the rate of 4.75 percent per year as specified by Chevron was credited monthly as a reduction in operating costs. The adjusted revenue resulting from subtracting the overhead charge and accrued capital and abandonment costs was multiplied by a factor of 25 percent to arrive at the future net revenue attributable to the Trust Partnership Interest. The above calculations were made monthly for each of the five groups of the properties (Chevron, Pennzoil, Texaco, SONAT, and Amoco). Interest was charged monthly on the net profits deficit balances (costs not recovered currently) at the rate of 4.75 percent per year as specified by Chevron. Present worth is defined as future net revenue discounted at a specified arbitrary discount rate compounded monthly over the expected period of realization; in this report, present worth values using a discount rate of 10 percent are reported. Future income tax expenses were not

                                                                           7-

taken into account in estimating future net revenue and present worth. No deductions were made in the foregoing reserves for any outstanding production payments.

         Revenue values in this report were estimated using the initial prices and costs provided by Chevron. Future prices were estimated using guidelines established by the Securities and Exchange Commission (SEC) and the Financial Accounting Standards Board (FASB). These guidelines require the use of prices for oil and condensate in effect on October 31, 1997. The initial and future prices and producing rates used in this report have been reviewed by Chevron and it has represented that the gas prices and rates used herein are those that the Trust Partnership could reasonably expect to receive on October 31, 1997. The assumptions used for estimating future prices and costs are as follows:

         Oil and Condensate Prices

                  Oil and condensate prices applicable in October 1997 were used as initial prices with no increases based on inflation. The initial oil and condensate prices were furnished by Chevron.

         Natural Gas Prices

                  Initial gas prices furnished by Chevron were prices in effect on October 31, 1997, and were represented to be in accordance with existing gas contracts. Chevron further represents that these contracts provide for periodic price redeterminations, but do not provide for any fixed or determinable escalations. Therefore, the initial prices were used for the remaining life of the properties.

         Operating and Capital Costs

                  Current estimates of operating costs were used for the life of the properties with no increases in the future based on inflation. Future capital expenditures were estimated using 1997 values and were not adjusted for inflation. Abandonment costs have been estimated as capital costs for all properties, including the four leases which are considered depleted and to which no reserves have been assigned.

         A summary of estimated revenue and costs attributable to the combined interest in proved reserves of the Subject Properties and the future net revenue and present worth attributable to the Trust Partnership Interest, as of October 31, 1997, is as follows:


                                             Chevron     Pennzoil      Texaco       SONAT      Amoco
                                           Properties   Properties   Properties  Properties Properties     Total
                                           ----------   ----------   ----------  ---------------------     -----


Combined Interest
    Future Gross Revenue ($)               82,417,001     1,830,766  16,875,101   1,569,530         0   102,692,398
    Operating Costs ($)                    (9,426,489)     (299,736) (2,021,719)   (299,212)        0   (12,047,156)
    Capital Costs ($)1                     (5,855,639)     (525,000) (4,370,268)   (278,410)        0   (11,029,317)

    Future Net Revenue ($)                 67,134,873     1,006,030  10,483,114     991,908         0    79,615,925
    Cost Escrow as of 10-31-97 ($)         10,603,752       220,920   7,667,612     275,220     4,972    18,772,476
    Interest Credit on Accrued Balance ($)  1,735,049       170,849     660,665      39,093       119     2,605,775
    Interest on Deficit ($)                       (73)            0      (1,429)          0         0        (1,502)
    Overhead ($)                           (2,982,830)      (84,639)   (717,700) (3,850,710)  (65,541)            0

    Revenue Subject to Net Profits Interest76,490,771     1,311,731  18,093,691   1,240,680     5,091    97,141,964

Trust Partnership Interest
    Future Net Revenue ($)2                19,122,644       327,908   4,523,386     310,160     1,268    24,285,366
    Present Worth at 10 Percent ($)2       15,986,060       249,502   3,946,446     276,651     1,215    20,459,874

1    Includes  abandonment  costs.
2 Future income tax expenses were not taken into account in the preparation of these estimates.

         In our opinion, the information relating to estimated proved reserves, estimated future net revenue from proved reserves, and present worth of estimated future net revenue from proved reserves of oil, condensate, and gas contained in this report has been prepared in accordance with Paragraphs 10-13, 15 and 30(a)-(b) of Statement of Financial Accounting Standards No. 69 (November
1982) of the FASB and Rules 4-10(a) (1)-(13) of Regulation S-X and Rule 302(b) of Regulation S-K of the SEC; provided, however, future income tax expenses have not been taken into account in estimating the future net revenue and present worth values set forth herein.

         To the extent the above-enumerated rules, regulations, and statements require determinations of an accounting or legal nature or information beyond the scope of this report, we are necessarily unable to express an opinion as to whether the above-described information is in accordance therewith or sufficient therefor.

                                                                          -9-
         In our opinion, we have made the investigations necessary to enable us to estimate the petroleum reserves reported herein. Estimates of oil, condensate, and gas reserves and future net revenue should be regarded only as estimates that may change as further production history and additional information become available. Not only are such reserves and revenue estimates based on that information which is currently available, but such estimates are also subject to the uncertainties inherent in the application of judgmental factors in interpreting such information.

                                             Submitted,

                                             /s/ DeGOLYER and MacNAUGHTON

                                             DeGOLYER and MacNAUGHTON





















                                             /s/ James W. Hail, Jr., P.E.
                                             -------------------------------
                                             James W. Hail, Jr., P.E.
                                             Senior Vice President
                                             DeGolyer and MacNaughton